Exhibit 2.3
SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER
     THIS SECOND AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”), is dated as of September 14, 2006, among COCONUT PALM ACQUISITION CORP., a Delaware corporation (“Coconut Palm”), EQUITY BROADCASTING CORPORATION, an Arkansas corporation (“EBC”) and certain shareholders of EBC who are signatories to this Amendment (collectively, the “Major EBC Shareholders”). All terms not defined herein shall have the meaning ascribed to them in the Agreement and Plan of Merger which is referenced below.
RECITALS
     WHERERAS, Coconut Palm, EBC and the Major EBC Shareholders entered into that certain Agreement and Plan of Merger dated as of April 7, 2006 (the “Merger Agreement”), pursuant to which EBC will merge with and into Coconut Palm with Coconut Palm being the surviving corporation;
     WHEREAS, the parties entered into that certain First Amendment to Agreement and Plan of Merger dated as of May 5, 2006, to extend the Due Diligence Termination Date and clarify certain other provisions of the Merger Agreement; and
     WHEREAS, the parties desire to enter into this Amendment to (1) increase the number of members of the combined company’s Board of Directors from seven to nine, (2) extend the termination date for the Merger Agreement, as amended, from December 31, 2006 to March 31, 2007 and (3) agree to adjust certain of EBC’s debt limitations to reflect EBC operations beyond the date of this Amendment, as provided below;
     NOW, THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
TERMS OF AMENDMENT
     1. Amendment of Section 6.13; Governance. The first sentence of Section 6.13 is hereby amended and restated in its entirety as follows:
“As of the Effective Time, the members of the board of directors of both Coconut Palm and the Surviving Corporation shall be nine (9) with Henry Luken, III as Chairman, with four designees of the board being appointed by shareholders of EBC or members of EBC management and with four designees of the board being appointed by Coconut Palm.”
     2. Amendment of Section 8.01(b); Termination. The parties hereby agree that the reference to “December 31, 2006” in Section 8.01(b) of the Merger Agreement, as amended, is amended and restated to read “March 31, 2007”.
     3. Amendment of Section 3.03(d); EBC Indebtedness. The parties hereby agree that Section 3.03(d) is amended and restated in its entirety as follows:

As of the date of this Agreement the aggregate Indebtedness of EBC and the Subsidiaries shall not exceed $62,000,000 (for the purposes of the representations made as of the date of this Agreement the “EBC Maximum Indebtedness”); provided however, in order to reflect EBC’s operations, and in particular the acquisition and disposition of assets (including TV stations), for the period of September 14, 2006 to March 31, 2007, the term “EBC Maximum Indebtedness” as determined at the Closing shall mean $72,000,000.
     This Amendment shall form and be a part of the Merger Agreement, as amended. This Amendment shall modify the Merger Agreement, as amended, solely as to the terms which are expressly stated herein, and all other terms and conditions of the Merger Agreement, as amended, shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.
[Signatures follow]

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

COCONUT PALM ACQUISITION CORP.
By /s/ Mario B. Ferrari
Mario B. Ferrari, Vice President

EQUITY BROADCASTING CORPORATION
By /s/ Larry E. Morton
Larry E. Morton, President

MAJOR EBC SHAREHOLDERS: ARKANSAS MEDIA, LLC
By /s/ Larry E. Morton
Larry E. Morton, Manager

SYCAMORE VENTURE CAPITAL, L.P.
By:	Sycamore Business Partners, L.P., its General
Partner

By:	Sycamore Management Corporation, its
General Partner

By:	/s/ John R. Whitman
John R. Whitman, President

PIERREPOINT FAMILY INVESTMENT PARTNERSHIP I, L.P.
By:	/s/ Seth L. Pierrepoint
Seth L. Pierrepoint, General Partner

By:	John R. Whitman pursuant to Power of
Attorney, dated May 21, 2004

/s/ Kilin To
Kilin To
By:	John R. Whitman pursuant to Power of Attorney, dated May 21, 2004

/s/ Richard Chong
Richard Chong
By:	John R. Whitman pursuant to Power of Attorney, dated May 21, 2004

WHITMAN CHILDREN IRREVOCABLE TRUST U/T/D April 13, 1990
By:	/s/ John R. Whitman
John R. Whitman, Trustee

/s/ John R. Whitman
John R. Whitman

/s/ Henry Luken
Henry Luken

UNIVISION COMMUNICATIONS, INC.
By /s/ Andrew W. Hobson
Andrew W. Hobson, SEVP & CFO

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